UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 1, 2015

DICK'S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	3
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	4
ITEM 7.01. REGULATION FD DISCLOSURE	4
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS	4
SIGNATURE	5

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) (c)     On June 1, 2015, Dick’s Sporting Goods, Inc. (the “Company”) appointed Teri List-Stoll to serve as Executive Vice President, Chief Financial Officer of the Company. Ms. List-Stoll is expected to join the Company on or about August 1, 2015.  André Hawaux, the Company’s Executive Vice President, Chief Operating Officer/Chief Financial Officer, will continue to serve in the Chief Financial Officer role until Ms. List-Stoll assumes the role of Chief Financial Officer in August 2015. Mr. Hawaux will continue to serve as the Company’s Executive Vice President, Chief Operating Officer.

Prior to joining the Company, Ms. List-Stoll was employed by Kraft Foods Group from September 2013 to May 2015. She served as Executive Vice President and Chief Financial Officer from December 2013 to February 2015, then transitioned to Senior Advisor from February 2015 to May 2015. Before her role as Executive Vice President and Chief Financial Officer, she served as Senior Vice President of Finance from September 2013 to December 2013. Prior to joining Kraft Foods Group, Ms. List-Stoll served from 1994 to September 2013 in a series of progressively more responsible positions in the accounting and finance organization of The Procter & Gamble Company, a consumer goods company, most recently as Senior Vice President and Treasurer. Prior to joining Procter & Gamble, Ms. List-Stoll was with the accounting firm of Deloitte & Touche for over nine years. Ms. List-Stoll is a member of the audit committee, governance and nominating committee, and board of directors of Microsoft Corporation and a member of the audit committee and board of directors of Danaher Corporation.

Pursuant to the terms of the offer letter dated June 1, 2015 (“Offer Letter”), Ms. List-Stoll will receive a salary of $750,000 and a one-time sign-on bonus of $150,000, the payment of which will remain subject to a one-year sign-on bonus repayment agreement.  Ms. List-Stoll will participate in the annual incentive plan, and will be entitled to receive a cash payment targeted at 75% of her base salary with a maximum opportunity of 150% of her base salary, based on the Company’s achievement of pre-established financial performance metrics for fiscal 2015. Ms. List-Stoll will also receive an initial equity grant consisting of (i) a stock option grant valued at $600,000, which will vest at 25% per year each year starting on the first anniversary of the grant date; (ii) a stock option grant valued at $600,000, which will vest 100% on the fifth anniversary of the grant date; (iii) a restricted stock grant valued at $400,000, which will vest 100% on the third anniversary of the grant date; (iv) a restricted stock grant valued at $400,000, which will vest 100% on the fifth anniversary of the grant date; and (v) 10,801 shares of performance-based restricted stock under the Company’s 2013 long-term incentive program, which will vest subject to the Company’s achievement of pre-established financial performance metrics for the fiscal 2013 through fiscal 2017 period.

As a full-time employee, Ms. List-Stoll will be eligible to participate in the full range of benefits offered by the Company, including health and welfare plans, medical and dental, life and disability insurances as well as the Company’s 401(k) and non-qualified deferred compensation plans.  Ms. List-Stoll will also enter into a non-competition, non-solicitation and confidentiality agreement with the Company, which provides limited severance benefits that are broadly available to employees subject to such agreements.

There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Ms. List-Stoll that are required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)        Dick’s Sporting Goods, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 3, 2015.

(b)        Three proposals were submitted by the Board to a vote of stockholders, and the final results of the voting on each proposal are noted below. The Company’s stockholders elected each of the Board’s three nominees for Class A Director for terms that expire in 2018, or until their successors are duly elected and qualified as Class A Directors; ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015; and approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 23, 2015.

Proposal No. 1 - Election of Directors

Nominee	For	Withheld/Abstain	Broker Non-Vote
Vincent C. Byrd	325,635,280	1,352,331	6,429,167
William J. Colombo	322,850,078	4,137,533	6,429,167
Larry D. Stone	325,470,994	1,516,567	6,429,167

Proposal No. 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
332,560,219	807,904	48,855	—

Proposal No. 3 - Non-Binding Advisory Vote on the Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Vote
323,269,420	3,636,938	81,453	6,429,167

ITEM 7.01.      REGULATION FD DISCLOSURE

On June 5, 2015, the Company issued a press release announcing that Ms. List-Stoll will be joining the Company as Executive Vice President, Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: June 5, 2015	By:	/s/ JOHN E. HAYES, III
	Name:	John E. Hayes, III
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 5, 2015